Exhibit 99.1

Jones Soda Co. Announces Closing of Private Placement

PR Newswire

SEATTLE, July 7, 2026 /PRNewswire/ - Jones Soda Co. (CSE: JSDA) (OTCQB: JSDA) (“Jones Soda” or the “Company”) is pleased to announce that it has closed its previously announced private placement offering of units of the Company (the “Offering”) composed of: (i) one (1) common share in the capital of the Company (each, a “Common Share”); and (ii) one-half (1/2) of one detachable share purchase warrant (each whole warrant, a “Warrant”, and together with a Common Share, a “Unit”) for aggregate gross proceeds of $1,735,000.

The Company intends to use the net cash proceeds of the Offering to support growth and for general corporate purposes.

In connection with the Offering, the Company paid Revere Securities LLC, who acted as a finder in the Offering a cash fee equal to 8.0% of the gross proceeds from the Offering as well as Warrants equal to the 8.0% of the total number of Units issued in the Offering.

Important Notice

This press release is being issued in compliance with the disclosure requirements of the Canadian Securities Exchange and is directed solely to persons in jurisdictions in which the distribution of this information is not prohibited or restricted by law.

No securities regulatory authority has approved or disapproved of the contents of this new release.

None of the Units, nor the underlying Common Shares and Warrants that were offered and sold in the Offering were registered under the United States Securities Act of 1933, as amended, (the “U.S. Securities Act”) at the time of the Offering, however, such Common Shares issued in the Offering and the Common Shares underlying the Warrants include registration rights. None of the securities issued in the Offering or any underlying securities may be offered or sold in the United States absent registration under the U.S. Securities Act and all applicable state securities laws or an applicable exemption from such registration requirements.

This press release is intended for informational purposes and shall not constitute an offer to sell, or a solicitation of an offer to purchase, these securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Jones Soda Co.

Jones Soda Co.® (CSE: JSDA, OTCQB: JSDA) is a leading craft soda manufacturer. The Company markets and distributes premium craft sodas under the Jones® Soda brand. Jones’ mainstream soda line is sold across North America in glass bottles, cans and on fountain through traditional beverage outlets, restaurants and alternative accounts. The Company is headquartered in Seattle, Washington. For more information, visit www.jonessoda.com or www.myjones.com.

Forward-Looking Statements:

This press release may contain forward-looking information within the meaning of applicable securities legislation in both Canada and the United States, which reflect management’s current expectations regarding future events. Such information includes, without limitation, information regarding the intended use of proceeds from the Offering. Although the Company believes that such information is reasonable, it can give no assurance that such expectations will prove to be correct.

Forward-looking information is typically identified by words such as: “believe”, “expect”, “anticipate”, “intend”, “estimate”, “postulate” and similar expressions, or are those, which, by their nature, refer to future events. The Company cautions investors that any forward-looking information provided by the Company is not a guarantee of future results or performance and that such forward-looking information is based upon a number of estimates and assumptions of management in light of management’s experience and perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances, as of the date of this press release including, without limitation, that the Company will be able to utilize the net proceeds of the Offering in the manner intended; that general business and economic conditions will not change in a material adverse manner; and assumptions regarding political and regulatory stability and stability in financial and capital markets.

Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and other factors include, among others: the risk that the Company may not be able to use the proceeds of the Offering as intended; the state of the financial markets for the Company’s securities; the Company’s ability to raise the necessary capital or to be fully able to implement its business strategies; the lack of demand for the Company’s products and services; the ability to attract, retain, and motivate qualified personnel; competition in the industry; the impact of technology changes on the products and industry; failure to develop new and innovative products; the ability to manage working capital; and the dependence on key personnel; competition; litigation; failure of counterparties to perform their contractual obligation; and other risks and factors that the Company is unaware of at this time.

The forward-looking statements contained in this press release are made as of the date of this press release. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Additionally, Jones Soda undertakes no obligation to comment on the expectations of, or statements made by, third parties in respect of the matters discussed above.

The CSE does not accept responsibility for the adequacy or accuracy of the content of this press release.